UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2017 (September 28, 2017)

comScore, Inc.

(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438–2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement with Starboard Value LP

On September 28, 2017, comScore, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), which beneficially own approximately 4.8% of the Company’s outstanding common stock, regarding, among other things, the membership and composition of the Company’s Board of Directors (the “Board”).

Pursuant to the Agreement, the Company agreed to appoint Wesley Nichols, Paul Reilly and Bryan Wiener to the Board (the “Independent Appointees”). Starboard is also entitled to recommend for appointment to the Board an additional independent nominee who must be reasonably acceptable to the Board (the “Additional Independent Appointee”). In addition, so long as Starboard’s beneficial and economic ownership interest of the Company’s common stock is at least the lesser of 4.0% of the Company’s then outstanding common stock and 2,292,169 shares of the Company’s common stock (the “Minimum Ownership Threshold”), Starboard is entitled to recommend for appointment to the Board an individual that is either (i) a Starboard partner or (ii) an additional independent nominee who must be reasonably acceptable to the Board (the “Starboard Appointee”). Further, if Starboard’s ownership of the Company’s common stock meets the Minimum Ownership Threshold and the Company has not filed with the Securities and Exchange Commission (“SEC”) any or all of the audited financial statements for the fiscal years ended December 31, 2015, 2016 and 2017 on or prior to March 31, 2018 (the “Filing Deadline”), Starboard will be entitled to recommend for appointment to the Board an additional independent nominee who must be reasonably acceptable to the Board (the “Conditional Independent Appointee”), provided that the Company will have no obligation to appoint the Conditional Independent Appointee if such financial statements are filed no later than 30 days after the Filing Deadline.

Pursuant to the Agreement, the Independent Appointees, the Additional Independent Appointee (if appointed as of such time), the Starboard Appointee (if appointed as of such time), the Conditional Independent Appointee (if appointed as of such time) and five directors recommended by the Nominating and Governance Committee of the Board will be nominated for election at the Company’s next annual meeting of stockholders (the “Next Annual Meeting”). The Company also agreed to reconstitute the membership of the Board’s committees as described in Item 5.02 of this Current Report on Form 8-K.

With respect to the Next Annual Meeting, Starboard agreed to, among other things, vote all shares of the Company’s common stock beneficially owned by Starboard in favor of the Company’s director nominees and, subject to certain conditions, vote in accordance with the Board’s recommendations on all other proposals.

Under the terms of the Agreement, from the date of the Agreement until the earlier of (i) 30 business days prior to the deadline for the submission of stockholder nominations for the Company’s 2019 annual meeting of stockholders or (ii) 90 days prior to the first anniversary of the Next Annual Meeting, Starboard has agreed not to, among other things, (a) solicit proxies or consents, including any solicitation of consents that seeks to call a special meeting of stockholders, in each case with respect to the Company’s securities, (b) enter into a voting agreement or form any “group” with stockholders of the Company, other than Starboard affiliates, (c) seek, or encourage any person, to submit nominations in furtherance of a contested solicitation for the election or removal of directors, (d) submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders or (e) make any offer or proposal with respect to any merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company.

In addition, the Company has agreed to offer Starboard an offering participation right for certain private and public offerings of equity or equity-linked securities, so long as Starboard’s ownership of the Company’s common stock meets the Minimum Ownership Threshold and subject to certain other conditions. Starboard has also agreed to dismiss its current litigation against the Company. The Company and Starboard also made certain customary representations, agreed to mutual non-disparagement and release provisions and agreed to jointly issue the press release attached hereto as Exhibit 99.1.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Termination of Tax Asset Protection Rights Agreement

In connection with the Agreement, on September 28, 2017 the Company entered into an amendment (the “Amendment”) to the Tax Asset Protection Rights Agreement, dated as of February 8, 2017 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent to accelerate the expiration date of the preferred share purchase rights (the “Rights”) under the Rights Agreement to September 28, 2017, effectively terminating the Rights Agreement on that date. At the time of such termination, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement expired.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

New Form Indemnification Agreement

On September 28, 2017, the Board approved a new form of standard indemnification agreement between the Company and each director of the Board and certain of its officers (the “New Form Indemnification Agreement”). The Company intends to execute New Form Indemnification Agreements with all directors of the Company. Upon execution by each director and certain officers of the Company, the New Form Indemnification will supersede any previous indemnification agreements entered into by such directors and officers with the Company.

The New Form Indemnification Agreement requires the Company to indemnify each director and officer against certain liabilities that may arise by reason of the individual’s status as a director and/or officer of the Company, to advance expenses incurred as a result of a proceeding as to which the individual may be indemnified and to cover such individual under any directors’ and officers’ liability policy the Company chooses to maintain. The New Form Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under Delaware law and shall be in addition to any other rights the directors and officers may have under the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

The foregoing summary and description of the provisions of the New Form Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Form Indemnification Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of the Rights Agreement is incorporated by reference into this Item 1.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 with respect to the termination of the Rights Agreement is incorporated by reference into this Item 3.03.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective September 28, 2017, the Audit Committee (the “Audit Committee”) of the Company’s Board determined not to engage Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and instead to engage Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2017. The Company’s decision to change its independent registered public accounting firm for 2017 was not the result of any disagreement with EY.

As previously disclosed, in February 2016 the Audit Committee commenced an internal investigation into various accounting-related matters. On September 15, 2016, the Company disclosed that the Audit Committee, in consultation with management of the Company, had concluded that (i) the Company’s consolidated financial statements for the quarters ended September 30, 2015, June 30, 2015 and March 31, 2015 included in the Company’s Quarterly Reports on Form 10-Q for such periods, (ii) the Company’s consolidated financial statements for the years ended December 31, 2014 and 2013 included in the Company’s Annual Reports on Form 10-K (including the interim periods within those years) for such periods and (iii) the Company’s preliminary unaudited condensed consolidated financial statements for the quarters and year ended December 31, 2015 included as an exhibit to the Company’s Current Report on Form 8-K furnished on February 17, 2016, should no longer be relied upon due to certain misstatements described therein. As the Company has previously reported, the Company intends to complete and file audited financial statements for fiscal years 2015, 2016 and 2017 in a consolidated filing with the Securities and Exchange Commission (the “Financial Statement Filing”), the earliest date for which the Company expects to be in March 2018.

EY will continue as the Company’s auditor with respect to the Company’s financial statements for the fiscal years ended December 31, 2015 and 2016. EY has not previously issued an audit report or provided an audit opinion for the fiscal years ended December 31, 2015 and 2016.

Also as previously disclosed, the Audit Committee’s investigation was completed, and its findings were publicly reported, in November 2016. Thereafter, the Company commenced working as expeditiously as possible toward preparing and filing restated consolidated financial statements, and implementing appropriate remedial measures designed to improve accounting and internal control practices. The Company anticipates that the Financial Statement Filing will include disclosure of material weaknesses that were identified in both internal controls and disclosure controls and procedures, as well as disclosure reporting the remedial actions that have been or are being implemented. The Company is committed to remedying those weaknesses or deficiencies, making the changes necessary to enhance effectiveness, and maintaining an overall effective control environment.

During the fiscal years ended December 31, 2015 and 2016, and during the period subsequent to December 31, 2016 to the date hereof, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports.

The Audit Committee has authorized EY to respond fully to the inquiries of Deloitte. The Company has furnished a copy of the above disclosures to EY and requested that EY furnish the Company with a letter addressed to the SEC stating whether or not EY agrees with such disclosure. A copy of EY’s letter is attached hereto as Exhibit 16.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Changes

Pursuant to the Agreement described above in Item 1.01, on September 28, 2017, the size of the Board was increased from five members to eight members and the Independent Appointees were appointed as directors of the Company, effective October 3, 2017. Messrs. Nichols and Reilly will serve on the Board as Class I directors and Mr. Wiener will serve as a Class II director.

Wesley Nichols is an industry authority in predictive analytics, AI/Machine Learning, and technology. He is currently a Board Partner at Upfront Ventures and an active technology investor and advisor. Most recently, he was the SVP, Strategy at Neustar, Inc., a leading company in authenticated identity for marketing and security, which was recently acquired by Golden Gate Capital. A year earlier, Neustar acquired his company MarketShare, where he was co-founder and CEO from 2005 to 2016. Prior to that, Mr. Nichols was President and CEO of TBWA’s digital business at Omnicom Group and founder and CEO of Direct Partners, which was acquired by Omnicom Group. Mr. Nichols is a member of the Board of Directors of TrueCar, Inc., BJ’s Restaurants, Inc. and the LAPD Foundation, and a Trustee of Randolph-Macon College. He is the author of the Harvard Business Review cover story, Analytics 2.0 and the 2016 winner of the EY Entrepreneur of the Year Award.

Paul Reilly is a global strategist and seasoned financial executive with first-hand understanding of operating in the global marketplace. He is currently a member of the board of directors of Cabot Microelectronics Corporation and Assurant, Inc. Most recently, Mr. Reilly served as EVP of Arrow Electronics, Inc., a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions, until he retired in February 2017. Prior to that, he served in numerous senior executive roles at Arrow Electronics, including as EVP, Finance and Operations, CFO, SVP and Head of Global Operations. He joined Arrow Electronics in early 1991 and held various positions within the company prior to assuming the role of CFO in 2001. Before joining Arrow Electronics, Mr. Reilly worked in the business assurance practice of the New York office of KPMG Peat Marwick. He is a certified public accountant.

Bryan Wiener is an Internet entrepreneur with over 20 years of experience pioneering digital companies, and a track record for growing businesses in disruptive markets, including the rise of 360i as a leading digitally led advertising agency, where he currently serves as Executive Chairman (and previously served as CEO from 2005 to 2013). Prior to that, Mr. Wiener was co-CEO of Innovation Interactive, the privately held parent company of 360i and digital media SaaS provider IgnitionOne, from 2004 until it was acquired by Dentsu in 2010. He also previously held a series of senior management positions at Net2Phone and as General Manager at TheGlobe.com. Mr. Wiener currently serves on the Advisory Board for IAB and the Newhouse School of Communications at Syracuse University, where he was inducted into the S.I. Newhouse School of Public Communications Hall of Fame. Mr. Wiener has been named a “Media Maven” by Advertising Age and to the “Mediaweek 50 List” (now part of Adweek).

Each of the Independent Appointees will receive an annual cash retainer of $30,000, payable in quarterly installments and prorated for the quarter in which Board service begins. Each will be eligible to receive an equity award of $125,000 after the Company regains compliance with its financial reporting requirements. In connection with the appointments, each will also enter into the Company’s New Form Indemnification Agreement.

Mr. Wiener currently serves as Executive Chairman of 360i Network, which includes 360i LLC and its affiliate, Vizeum LLC, each customers of the Company. In 2016 and the first eight months of 2017, the Company recognized revenue of approximately $340,000 and $325,000 from transactions with 360i and Vizeum, respectively, in the normal course of business. Neither Messrs. Nichols nor Reilly have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Committee Composition

In addition, as described above in Item 1.01, the Company agreed to reconstitute the membership of its Board committees as follows:

Nominating and Governance Committee	Compensation Committee	Audit Committee	Special Committee

Jacques Kerrest (Chair)	Paul Reilly (Chair)	Susan Riley (Chair)	Wesley Nichols (Chair)

Susan Riley	Wesley Nichols	Jacques Kerrest	Susan Riley

Bryan Wiener	Susan Riley	Paul Reilly	Bryan Wiener

Brent Rosenthal

Mr. Nichols will receive a quarterly cash retainer of $10,000 for his service as a member of the Special Committee, along with an annual cash retainer of $5,000 for service as a member of the Compensation Committee. As chair of the Compensation Committee, Mr. Reilly will receive an annual cash retainer of $10,000, along with an annual cash retainer of $10,000 for service as a member of the Audit Committee. Mr. Wiener will receive a quarterly cash retainer of $10,000 for his service as a member of the Special Committee, along with an annual cash retainer of $3,000 for service as a member of the Nominating and Governance Committee. Each of the cash retainers is payable in quarterly installments and prorated for the quarter in which committee service begins.

Any additional information set forth in Item 1.01 with respect to the Board and the newly appointed directors is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on February 8, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) setting forth the rights, powers and preferences of the Series A Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”).

Following the expiration of the Rights and the termination of the Rights Agreement as described in Item 1.01, on September 29, 2017, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing summary of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

Amendment to Credit Agreement

On September 29, 2017, the Company entered into an Eleventh Amendment (the “Eleventh Amendment”) to the Credit Agreement, dated as of September 26, 2013 (the “Credit Agreement”) among the Company, the guarantors identified therein, Bank of America, N.A., as administrative agent and the lenders party thereto. The Eleventh Amendment reduces the amount of the revolving commitments under the Credit Agreement to the amount available to be drawn under all outstanding standby letters of credit issued under the Credit Agreement, which, as of the date of the Eleventh Amendment, was approximately $3.6 million. Pursuant to the terms of the Eleventh Amendment, the Company may not request new standby letters of credit or extensions of any outstanding standby letters of credit. The maturity date of the Credit Agreement remains September 26, 2018, or, if earlier, the date the revolving commitments under the Credit Agreement are reduced to $0. The Company does not have any outstanding borrowings under the Credit Agreement.

Press Release

On September 29, 2017, the Company issued a press release announcing the Company’s entry into the Agreement with Starboard, the appointments of the Independent Appointees to the Board and the termination of the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of comScore, Inc.

4.1	Amendment to Tax Asset Protection Rights Agreement, dated as of September 28, 2017, between comScore, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A/A, filed September 29, 2017)

Exhibit No.	Description

10.1	Agreement between comScore, Inc. and Starboard Value LP

10.2	Form of Indemnification Agreement for directors and executive officers

16.1	Letter from Ernst & Young LLP

99.1	Press release dated September 29, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of comScore, Inc.

4.1	Amendment to Tax Asset Protection Rights Agreement, dated as of September 28, 2017, between comScore, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A/A, filed September 29, 2017)

10.1	Agreement between comScore, Inc. and Starboard Value LP

10.2	Form of Indemnification Agreement for directors and executive officers

16.1	Letter from Ernst & Young LLP

99.1	Press release dated September 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance,
Privacy and People Officer

Date: October 4, 2017